Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Record Net Income of $31.6 Million
for the Third Quarter of 2021

Third Quarter 2021 Highlights

•	Record net income of $31.6 million, or $1.99 per diluted share

•	Net Interest Margin (“NIM”) increased by 8 basis points and Adjusted NIM (TEY)(non-GAAP) increased by 9 bps to 3.36% and 3.53%, respectively

•	Adjusted net interest income (non-GAAP) increased $2.8 million, or 6.2%

•	Annualized core loan and lease growth (non-GAAP) of 23% for the quarter and 18% YTD, excluding SBA Paycheck Protection Program (“PPP”) loans

•	Annualized core deposit growth of 15.6% for the quarter

•	Nonperforming assets improved by 32% for the quarter and now represent only 0.11% of total assets

•	Allowance for credit losses (“ACL”) to total loans/leases of 1.79%, excluding PPP loans (non-GAAP)

Moline, IL, October 27, 2021 -- QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced record net income of $31.6 million and diluted earnings per share (“EPS”) of $1.99 for the third quarter of 2021, compared to net income of $22.3 million and diluted EPS of $1.39 for the second quarter of 2021.

Adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) for the third quarter of 2021 were the same as GAAP net income and diluted EPS, as there were no meaningful non-core adjustments during the quarter. For the second quarter of 2021, adjusted net income (non-GAAP) was $22.5 million and adjusted diluted EPS (non-GAAP) was $1.40. For the third quarter of 2020, adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) were $17.7 million and $1.11, respectively.

	For the Quarter Ended
	September 30,	June 30,	September 30,
$ in millions (except per share data)	2021	2021	2020
Net Income	$31.6	$22.3	$17.3
Diluted EPS	$1.99	$1.39	$1.09
Adjusted Net Income (non-GAAP)	$31.6	$22.5	$17.7
Adjusted Diluted EPS (non-GAAP)	$1.99	$1.40	$1.11

Adjusted non-GAAP measurements of financial performance exclude non-recurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

“We are very pleased with our outstanding financial performance for the third quarter,” said Larry J. Helling, Chief Executive Officer. “We delivered another record quarter of net income, driven by exceptional loan growth, strong fee income, an expanded net interest margin and strong credit quality. We grew core loans 23% on an annualized basis, largely funded with core deposit growth of 16%. This exceptional performance is reflective of our core values, one of which is our relationship-based community banking model, emphasizing the importance of strong relationships with new and existing clients.”

Annualized Loan and Lease Growth of 23% for the Quarter and 18% YTD, excluding PPP Loans (non-GAAP)

During the third quarter of 2021, the Company’s core loans and leases, excluding PPP loans, increased $246.0 million to a total of $4.5 billion. Core loan and lease growth during the quarter was 23.0% on an annualized basis and was funded by core deposit growth and some excess liquidity. Core deposits (excluding brokered deposits) increased by $183.0 million during the quarter. The Company’s wholesale funding portfolio has been reduced to predominately subordinated debt that qualifies as regulatory capital.

“Our continued robust loan growth was driven primarily by strength in our Specialty Finance Group as well as continued growth in our traditional commercial lending and leasing business,” added Helling. “Given the 18% annualized loan growth we have delivered over the first nine months of 2021, combined with our current pipeline, we are now targeting organic loan growth for the full year 2021 of between 16% and 18%.”

Record Net Interest Income of $46.2 million

Net interest income for the third quarter of 2021 totaled $46.2 million, compared to $43.5 million for the second quarter of 2021 and $44.6 million for the third quarter of 2020. Adjusted net interest income (non-GAAP) during the quarter was $48.5 million, an increase of $2.8 million, or 6.2%, from the prior quarter, due to an increase in adjusted NIM combined with strong loan/lease growth. Adjusted net interest income (non-GAAP) was $45.7 million for the third quarter of 2020. Acquisition-related net accretion totaled $456 thousand for the third quarter of 2021, up from $291 thousand in the second quarter of 2021 and down from $833 thousand for the third quarter of 2020.

In the third quarter, reported NIM was 3.36% and tax-equivalent yield basis (non-GAAP) NIM was 3.56%, compared to 3.28% and 3.46% in the prior quarter, respectively. Adjusted NIM (non-GAAP), which excludes acquisition-related net accretion, was 3.53%, up 9 basis points from the second quarter. The increase in Adjusted NIM (non-GAAP) during the quarter was primarily due to a 7 basis point increase in the yield on earning assets (adjusted for acquisition-related net accretion, non-GAAP) driven by fees associated with $63.9 million of PPP loans that were forgiven during the quarter. In addition, adjusted NIM benefited from a decline of 2 basis points in the total cost of interest-bearing funds (due to both mix and rate).

	For the Quarter Ended
	September 30,	June 30,	September 30,
	2021	2021	2020
NIM	3.36%	3.28%	3.36%
NIM (TEY)(non-GAAP) *	3.56%	3.46%	3.51%
Adjusted NIM (TEY)(non-GAAP) *	3.53%	3.44%	3.44%
* See GAAP to non-GAAP reconciliations

“We expanded our NIM again during the third quarter, bolstered by higher PPP fees, lower deposit costs and relatively stable core loan yields in this highly competitive lending environment,” said Todd A. Gipple, President, Chief Operating Officer and Chief Financial Officer. “With our strong loan and lease growth and margin expansion, net interest income grew by 6% in the quarter when excluding the impact of acquisition accounting.”

Noninterest Income of $34.7 million

Noninterest income for the third quarter of 2021 totaled $34.7 million, compared to $19.3 million for the second quarter of 2021. The increase was primarily due to a $15.3 million increase in capital markets revenue from the prior quarter. Wealth management revenue was $3.8 million for the quarter, consistent with the second quarter.

“Capital markets revenue totaled $24.9 million for the quarter, which benefited from a number of swap transactions that were scheduled to close in the second quarter carrying over into the third quarter,” added Gipple. “Capital markets revenue averaged $16 million per quarter for the first nine months of 2021 and $16.3 million for the last eight quarters. This gives us confidence in the sustainability of this important source of fee income and supports our continued guidance range of $14 to $18 million per quarter.”

Noninterest Expenses of $41.4 million

Noninterest expense for the third quarter of 2021 totaled $41.4 million, compared to $35.7 million for the second quarter of 2021 and $40.8 million for the third quarter of 2020. The linked-quarter increase was primarily due to higher performance-based salary and benefits expense of $5.2 million, driven by strong capital markets revenue production and earnings performance during the quarter. Additionally, the Company recorded a $1.5 million charge related to the write-down of certain fixed assets. Partially offsetting these increases was a $1.3 million net gain on the sale of other real estate.

Asset Quality Remains Strong and NPAs Improved

Nonperforming assets (“NPAs”) totaled $6.8 million at the end of the third quarter, a decrease of $3.3 million from the second quarter of 2021. The decrease was primarily due to the sale of a commercial property classified as other real estate owned and a reduction in nonaccrual loans that either returned to performing status or were monetized during the quarter. The ratio of NPAs to total assets improved to 0.11% on September 30, 2021, compared to 0.17% on June 30, 2021, and 0.31% on September 30, 2020. In addition, the Company’s criticized loans and classified loans to total loans and leases decreased to 2.57% and 1.29%, respectively, from 2.97% and 1.80% as of June 30, 2021.

The Company did not record a provision for credit losses in the third quarter of 2021, primarily due to continued strong asset quality and a reduction in nonperforming loans. Similarly, there was no provision for credit losses recorded in the second quarter of 2021. As of September 30, 2021, the ACL on total loans/leases was 1.75%, compared to 1.79% as of June 30, 2021. Excluding PPP loans of $84 million, the ACL to total loans/leases as of September 30, 2021, was 1.79% (non-GAAP).

Continued Strong Capital Levels

As of September 30, 2021, the Company’s total risk-based capital ratio was 14.51%, the common equity tier 1 ratio was 10.45% and the tangible common equity to tangible assets ratio (non-GAAP) was 9.54%. By comparison, these respective ratios were 14.72%, 10.52% and 9.55% as of June 30, 2021. During the third quarter, the Company continued its existing share repurchase program and purchased and retired 193,153 shares at an average price of $48.50 per share.

Focus on Three Strategic Long-Term Initiatives

As part of the Company’s ongoing efforts to grow earnings and drive attractive long-term returns for shareholders, it continues to operate under three key strategic long-term initiatives:

•	Generate organic loan and lease growth of 9% per year, funded by core deposits;

•	Grow fee-based income by at least 6% per year; and

•	Limit our annual operating expense growth to 5% per year.

Conference Call Details

The Company will host an earnings call/webcast tomorrow, October 28, 2021, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through November 11, 2021. The replay access information is 877-344-7529 (international 412-317-0088); access code 10159948. A webcast of the teleconference can be accessed at the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly-owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, and Springfield First Community Bank, based in Springfield, Missouri, was acquired by the Company in 2018. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. Quad City Bank & Trust Company offers equipment loans and leases to businesses through its wholly-owned subsidiary, m2 Equipment Finance, LLC, based in Milwaukee, Wisconsin, and also provides correspondent banking services. The Company has 24 locations in Iowa, Missouri, Wisconsin and Illinois. As of September 30, 2021, the Company had approximately $6.0 billion in assets, $4.6 billion in loans and $4.9 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies; (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof, or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB; (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; and (xiii) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contacts:

Todd A. Gipple	Kim K. Garrett
President	Vice President
Chief Operating Officer	Corporate Communications
Chief Financial Officer	Investor Relations Manager
(309) 743-7745	(319) 743-7006
tgipple@qcrh.com	kgarret@qcrh.com

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020

	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$57,310	$55,598	$78,814	$61,329	$68,932
Federal funds sold and interest-bearing deposits	70,826	88,780	55,056	95,676	302,668
Securities, net of allowance for credit losses	828,719	810,445	799,825	838,131	782,088
Net loans/leases	4,519,060	4,338,811	4,279,220	4,166,753	4,168,395
Intangibles	9,857	10,365	10,873	11,381	11,902
Goodwill	74,066	74,066	74,066	74,066	74,066
Derivatives	198,393	193,395	122,668	222,757	236,381
Other assets	256,277	233,705	224,625	212,704	220,128
Total assets	$6,014,508	$5,805,165	$5,645,147	$5,682,797	$5,864,560

Total deposits	$4,871,828	$4,688,935	$4,631,782	$4,599,137	$4,672,268
Total borrowings	183,514	198,908	188,601	177,114	226,962
Derivatives	201,450	196,092	125,863	229,270	244,510
Other liabilities	107,902	90,754	90,182	83,483	148,207
Total stockholders' equity	649,814	630,476	608,719	593,793	572,613
Total liabilities and stockholders' equity	$6,014,508	$5,805,165	$5,645,147	$5,682,797	$5,864,560

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix: (1)
Commercial and industrial - revolving	$175,155	$182,882	$168,842
Commercial and industrial - other	1,465,580	1,505,384	1,616,144
Commercial real estate, owner occupied	434,014	427,734	461,272
Commercial real estate, non-owner occupied	644,850	618,879	610,582
Construction and land development	852,418	708,289	607,798
Multi-family	529,727	466,804	396,272
Direct financing leases	50,237	56,153	60,134
1-4 family real estate	376,067	382,142	368,927
Consumer	71,682	69,438	71,080
Total loans/leases	$4,599,730	$4,417,705	$4,361,051
Less allowance for credit losses (2)	80,670	78,894	81,831
Net loans/leases	$4,519,060	$4,338,811	$4,279,220

Loan/lease mix: (1)
Commercial and industrial loans	$1,634,047	$1,680,853	$1,779,062	$1,726,723	$1,823,049
Commercial real estate loans	2,550,160	2,319,423	2,174,897	2,107,629	1,999,715
Direct financing leases	49,585	55,371	59,229	66,016	73,011
Residential real estate loans	270,522	268,193	254,900	252,121	245,032
Installment and other consumer loans	85,363	86,925	87,053	91,302	102,471
Deferred loan/lease origination costs, net of fees	10,053	6,940	5,910	7,338	4,699
Total loans/leases	$4,599,730	$4,417,705	$4,361,051	$4,251,129	$4,247,977
Less allowance for credit losses (2)	80,670	78,894	81,831	84,376	79,582
Net loans/leases	$4,519,060	$4,338,811	$4,279,220	$4,166,753	$4,168,395

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$23,689	$14,670	$14,581	$15,336	$18,437
Municipal securities	649,486	641,603	614,649	627,523	569,075
Residential mortgage-backed and related securities	100,744	106,139	118,051	132,842	134,147
Asset backed securities	30,607	31,778	39,815	40,683	40,665
Other securities	24,367	16,429	12,903	21,747	19,764
Total securities	$828,893	$810,619	$799,999	$838,131	$782,088
Less allowance for credit losses (2)	174	174	174	-	-
Net securities	$828,719	$810,445	$799,825	$838,131	$782,088

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$1,342,273	$1,258,885	$1,269,578	$1,145,378	$1,175,085
Interest-bearing demand deposits	3,086,711	2,976,696	2,916,054	2,987,469	2,938,194
Time deposits	441,743	452,171	445,067	460,659	499,021
Brokered deposits	1,101	1,183	1,084	5,631	59,968
Total deposits	$4,871,828	$4,688,935	$4,631,782	$4,599,137	$4,672,268

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$-	$-	$-	$-	$40,000
Overnight FHLB advances (3)	30,000	40,000	25,000	15,000	-
FRB borrowings	-	-	-	-	-
Other short-term borrowings	1,600	7,070	6,840	5,430	30,430
Subordinated notes	113,811	113,771	118,731	118,691	118,577
Junior subordinated debentures	38,103	38,067	38,030	37,993	37,955
Total borrowings	$183,514	$198,908	$188,601	$177,114	$226,962

(1)	The Company adopted ASU 2016-13 "CECL", effective January 1, 2021, which included a change in class of receivable and segment categories.
(2)	The Company adopted ASU 2016-13 "CECL", effective January 1, 2021, which requires an allowance for credit losses ("ACL") on loans/leases, off-balance sheet ("OBS") exposures and held to maturity ("HTM") securities, recorded through the income statement within the provision for credit losses. The Day 1 adjustments to ACL were as follows: loans/leases ($8.1) million, OBS $9.1 million, HTM securities $183 thousand.
(3)	At the most recent quarter-end, the weighted-average rate of these overnight borrowings was 0.30%.

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$51,667	$48,903	$47,565	$49,851	$50,890
Interest expense	5,438	5,387	5,590	6,144	6,309
Net interest income	46,229	43,516	41,975	43,707	44,581
Provision for credit losses (1)	-	-	6,713	7,080	20,342
Net interest income after provision for loan/lease losses	$46,229	$43,516	$35,262	$36,627	$24,239

Trust department fees	$2,714	$2,848	$2,801	$2,388	$2,280
Investment advisory and management fees	1,054	1,039	940	926	1,266
Deposit service fees	1,588	1,492	1,408	1,875	1,403
Gain on sales of residential real estate loans	954	1,184	1,337	1,462	1,370
Gain on sales of government guaranteed portions of loans	-	-	-	224	-
Swap fee income/capital markets revenue	24,885	9,568	13,557	21,402	26,688
Securities gains (losses), net	-	(88)	-	617	1,802
Earnings on bank-owned life insurance	446	451	471	461	502
Debit card fees	1,085	1,084	975	923	946
Correspondent banking fees	265	269	314	270	220
Other	1,661	1,449	1,686	1,469	1,482
Total noninterest income	$34,652	$19,296	$23,489	$32,017	$37,959

Salaries and employee benefits	$28,207	$23,044	$24,847	$30,446	$25,999
Occupancy and equipment expense	4,122	3,965	4,108	4,917	3,807
Professional and data processing fees	3,568	3,702	3,443	3,871	3,758
Post-acquisition compensation, transition and integration costs	-	-	-	25	(32)
Disposition costs	-	-	8	64	192
FDIC insurance, other insurance and regulatory fees	1,108	986	1,065	1,272	1,301
Loan/lease expense	308	457	300	465	403
Net cost of (income from) and gains/losses on operations of other real estate	(1,346)	(113)	39	(4)	16
Advertising and marketing	1,095	853	627	1,276	750
Bank service charges	525	572	523	523	488
Losses on liability extinguishment	-	-	-	1,457	1,874
Correspondent banking expense	201	198	200	205	205
Intangibles amortization	508	508	508	521	531
Loss (gain) on sale of subsidiary	-	-	-	(147)	305
Other	3,091	1,503	1,560	1,473	1,241
Total noninterest expense	$41,387	$35,675	$37,228	$46,364	$40,838

Net income before income taxes	$39,494	$27,137	$21,523	$22,280	$21,360
Federal and state income tax expense	7,929	4,788	3,541	4,009	4,016
Net income	$31,565	$22,349	$17,982	$18,271	$17,344

Basic EPS	$2.02	$1.41	$1.14	$1.16	$1.10
Diluted EPS	$1.99	$1.39	$1.12	$1.14	$1.09

Weighted average common shares outstanding	15,635,123	15,813,932	15,803,643	15,775,596	15,767,152
Weighted average common and common equivalent shares outstanding	15,869,798	16,045,239	16,025,548	15,973,054	15,923,578

(1)	Provision for credit losses only included provision for loans/leases for years prior to 2021.

	For Nine Months Ended
	September 30,	September 30,
	2021	2020

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$148,135	$148,522
Interest expense	16,415	25,279
Net interest income	131,720	123,243
Provision for credit losses (1)	6,713	48,624
Net interest income after provision for loan/lease losses	$125,007	$74,619

Trust department fees	$8,363	$6,819
Investment advisory and management fees	3,033	4,392
Deposit service fees	4,488	4,166
Gain on sales of residential real estate loans	3,475	3,218
Swap fee income/capital markets revenue	48,010	53,419
Securities gains (losses), net	(88)	1,867
Earnings on bank-owned life insurance	1,368	1,443
Debit card fees	3,144	2,479
Correspondent banking fees	848	633
Other	4,796	3,345
Total noninterest income	$77,437	$81,781

Salaries and employee benefits	$76,098	$65,822
Occupancy and equipment expense	12,195	11,587
Professional and data processing fees	10,713	10,773
Post-acquisition compensation, transition and integration costs	-	189
Disposition costs	8	626
FDIC insurance, other insurance and regulatory fees	3,159	2,892
Loan/lease expense	1,065	970
Net cost of (income from) and gains/losses on operations of other real estate	(1,420)	(303)
Advertising and marketing	2,575	1,984
Bank service charges	1,620	1,493
Losses on liability extinguishment	-	2,450
Correspondent banking expense	599	633
Intangibles amortization	1,524	1,628
Goodwill impairment	-	500
Loss on sale of subsidiary	-	305
Other	6,154	3,842
Total noninterest expense	$114,290	$105,391

Net income before income taxes	$88,154	$51,009
Federal and state income tax expense	16,258	8,698
Net income	$71,896	$42,311

Basic EPS	$4.54	$2.68
Diluted EPS	$4.48	$2.65

Weighted average common shares outstanding	15,829,124	15,770,335
Weighted average common and common equivalent shares outstanding	16,058,420	15,945,832

(1) Provision for credit losses only included provision for loans/leases for years prior to 2021.

	As of and for the Quarter Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2021	2021	2021	2020	2020	2021	2020

	(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	15,590,428	15,763,522	15,843,732	15,805,711	15,792,357
Book value per common share (1)	$41.68	$40.00	$38.42	$37.57	$36.26
Tangible book value per common share (Non-GAAP) (2)	$36.30	$34.64	$33.06	$32.16	$30.82
Closing stock price	$51.44	$48.09	$47.22	$39.59	$27.41
Market capitalization	$801,972	$758,068	$748,141	$625,748	$432,869
Market price / book value	123.42%	120.24%	122.90%	105.38%	75.60%
Market price / tangible book value	141.72%	138.83%	142.83%	123.09%	88.95%
Earnings per common share (basic) LTM (3)	$5.73	$4.81	$4.27	$3.84	$3.69
Price earnings ratio LTM (3)	8.98 x	10.00 x	11.06 x	10.31 x	7.43 x
TCE / TA (Non-GAAP) (4)	9.54%	9.55%	9.42%	9.08%	8.42%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$630,476	$608,719	$593,793	$572,613	$556,020
Cumulative effect from the adoption of ASU 2016-13 "CECL"	-	-	(937)	-	-
Net income	31,565	22,349	17,982	18,271	17,344
Other comprehensive income (loss), net of tax	(2,546)	4,179	(1,751)	3,157	(614)
Common stock cash dividends declared	(946)	(951)	(949)	(947)	(945)
Repurchase and cancellation of shares of common stock as a result of a share repurchase program	(9,367)	(4,800)	-	-	-
Other (5)	632	980	581	699	808
Ending balance	$649,814	$630,476	$608,719	$593,793	$572,613

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	14.51%	14.72%	14.85%	14.95%	14.93%
Tier 1 risk-based capital ratio	11.16%	11.26%	11.31%	11.34%	11.25%
Tier 1 leverage capital ratio	10.28%	10.29%	10.10%	9.49%	9.21%
Common equity tier 1 ratio	10.45%	10.52%	10.55%	10.55%	10.44%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	2.12%	1.56%	1.27%	1.25%	1.19%	1.66%	1.02%
Return on average total equity (annualized)	19.30%	14.33%	11.91%	12.43%	12.06%	15.27%	10.51%
Net interest margin	3.36%	3.28%	3.26%	3.25%	3.36%	3.30%	3.29%
Net interest margin (TEY) (Non-GAAP)(7)	3.56%	3.46%	3.43%	3.45%	3.51%	3.49%	3.44%
Efficiency ratio (Non-GAAP) (8)	51.17%	56.80%	56.87%	61.23%	49.48%	54.64%	51.40%
Gross loans and leases / total assets	76.48%	76.10%	77.25%	74.81%	72.43%	76.48%	72.43%
Gross loans and leases / total deposits	94.41%	94.22%	94.15%	92.43%	90.92%	94.41%	90.92%
Effective tax rate	20.08%	17.64%	16.45%	17.99%	18.80%	18.44%	17.05%
Full-time equivalent employees (9)	724	725	720	714	687	724	687

AVERAGE BALANCES
Assets	$5,960,336	$5,739,067	$5,668,850	$5,842,299	$5,820,555	$5,789,753	$5,524,087
Loans/leases	4,529,136	4,412,322	4,271,782	4,250,951	4,185,275	4,405,355	3,957,903
Deposits	4,779,876	4,709,732	4,628,889	4,742,602	4,726,881	4,706,719	4,472,328
Total stockholders' equity	654,186	624,000	604,012	588,042	575,061	627,583	536,578

(1) Includes accumulated other comprehensive income (loss).

(2) Includes accumulated other comprehensive income (loss) and excludes intangible assets (Non-GAAP).

(3) LTM : Last twelve months.

(4) TCE / TCA : tangible common equity / total tangible assets.  See GAAP to non-GAAP reconciliations.

(5) Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.

(6) Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.

(7) TEY : Tax equivalent yield.  See GAAP to Non-GAAP reconciliations.

(8) See GAAP to Non-GAAP reconciliations.

(9) Growth in full-time equivalents from September 30, 2020 to December 31, 2020 due to the addition of new positions created to build scale.

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$3,030	$1	0.10%	$1,817	$1	0.06%	$2,205	$1	0.18%
Interest-bearing deposits at financial institutions	99,024	39	0.16%	88,396	35	0.16%	321,679	92	0.11%
Securities (1)	799,471	7,646	3.82%	798,732	7,294	3.66%	749,425	6,836	3.66%
Restricted investment securities	20,910	262	4.97%	19,614	238	4.79%	19,714	249	4.94%
Loans (1)	4,529,136	46,427	4.07%	4,412,322	43,776	3.98%	4,185,275	45,654	4.34%
Total earning assets (1)	$5,451,571	$54,375	3.96%	$5,320,881	$51,344	3.87%	$5,278,298	$52,832	3.99%

Interest-bearing deposits	$3,041,941	$2,183	0.28%	$2,978,382	$2,050	0.28%	$2,932,988	$2,086	0.28%
Time deposits	461,210	1,090	0.94%	440,599	1,184	1.08%	638,031	2,399	1.50%
Short-term borrowings	6,858	1	0.10%	10,883	1	0.05%	26,996	11	0.17%
Federal Home Loan Bank advances	54,293	41	0.30%	21,802	15	0.28%	57,078	211	1.45%
Subordinated debentures	113,789	1,554	5.46%	115,339	1,570	5.45%	77,783	1,031	5.30%
Junior subordinated debentures	38,084	569	5.84%	38,044	564	5.86%	37,936	571	5.89%
Total interest-bearing liabilities	$3,716,175	$5,438	0.58%	$3,605,049	$5,384	0.60%	$3,770,812	$6,309	0.66%

Net interest income (1)		$48,937			$45,960			$46,523
Net interest margin (2)			3.36%			3.28%			3.36%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.56%			3.46%			3.51%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.53%			3.44%			3.44%

	For the Nine Months Ended
	September 30, 2021			September 30, 2020
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$1,503	$1	0.13%	$2,795	$19	0.89%
Interest-bearing deposits at financial institutions	101,225	110	0.15%	327,902	587	0.24%
Securities (1)	802,715	21,989	3.65%	688,985	19,567	3.78%
Restricted investment securities	19,540	718	4.85%	20,767	795	5.03%
Loans (1)	4,405,355	132,728	4.03%	3,957,903	133,141	4.49%
Total earning assets (1)	$5,330,338	$155,546	3.90%	$4,998,352	$154,109	4.12%

Interest-bearing deposits	$3,000,766	$6,219	0.28%	$2,718,613	$9,920	0.49%
Time deposits	449,996	3,716	1.10%	743,746	9,537	1.71%
Short-term borrowings	7,560	4	0.08%	23,804	81	0.45%
Federal Home Loan Bank advances	29,875	66	0.29%	87,920	1,007	1.50%
Subordinated debentures	115,927	4,718	5.43%	71,582	3,019	5.63%
Junior subordinated debentures	38,045	1,692	5.86%	37,894	1,715	5.95%
Total interest-bearing liabilities	$3,642,169	$16,415	0.60%	$3,683,559	$25,279	0.91%

Net interest income (1)		$139,131			$128,830
Net interest margin (2)			3.30%			3.29%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.49%			3.44%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.46%			3.38%

(1) Includes nontaxable securities and loans.  Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.

(2) See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.

(3) TEY : Tax equivalent yield.  See GAAP to Non-GAAP reconciliations.

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020

	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$78,894	$81,831	$84,376	$79,582	$60,827
Adoption of ASU 2016-13 "CECL" - Day 1 adjustment	-	-	(8,102)	-	-
Provision charged to expense	1,895	(141)	5,993	7,080	20,342
Loans/leases charged off	(287)	(3,674)	(713)	(2,779)	(1,819)
Recoveries on loans/leases previously charged off	168	878	277	493	232
Ending balance	$80,670	$78,894	$81,831	$84,376	$79,582

NONPERFORMING ASSETS
Nonaccrual loans/leases	$6,818	$8,230	$13,863	$13,940	$17,597
Accruing loans/leases past due 90 days or more	14	57	-	3	86
Total nonperforming loans/leases	6,832	8,287	13,863	13,943	17,683
Other real estate owned	-	1,820	173	20	125
Other repossessed assets	-	-	50	135	110
Total nonperforming assets	$6,832	$10,107	$14,086	$14,098	$17,918

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.11%	0.17%	0.25%	0.25%	0.31%
ACL for loans and leases / total loans/leases (1)	1.75%	1.79%	1.88%	1.98%	1.87%
ACL for loans and leases / nonperforming loans/leases (1)	1180.77%	952.02%	590.28%	605.15%	450.05%
Net charge-offs as a % of average loans/leases	0.00%	0.06%	0.01%	0.05%	0.04%

INTERNALLY ASSIGNED RISK RATING (2)
Special mention (rating 6)	$58,634	$51,613	$53,466	$71,482	$79,587
Substandard (rating 7)	59,402	79,719	84,982	66,081	70,409
Doubtful (rating 8)	-	-	-	-	-
	$118,036	$131,332	$138,448	$137,563	$149,996

Criticized loans (3)	$118,036	$131,332	$138,448	$137,563	$149,996
Classified loans (4)	59,402	79,719	84,982	66,081	70,409

Criticized loans as a % of total loans/leases	2.57%	2.97%	3.17%	3.24%	3.53%
Classified loans as a % of total loans/leases	1.29%	1.80%	1.95%	1.55%	1.66%

(1)	Prior to adoption of ASU 2016-13 "CECL", upon acquisition and per GAAP, acquired loans were recorded at market value, which eliminates the allowance and impacts this ratio. There have been no acquisitions since adopting ASU 2016-13 "CECL", which requires an allowance to be established on acquired loans.
(2)	Amounts exclude the government guaranteed portion, if any. The Company assigns internal risk ratings of Pass (Rating 2) for the government guaranteed portion.
(3)	Criticized loans are defined as C&I and CRE loans with internally assigned risk ratings of 6, 7, or 8, regardless of performance.
(4)	Classified loans are defined as C&I and CRE loans with internally assigned risk ratings of 7 or 8, regardless of performance.

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
SELECT FINANCIAL DATA - SUBSIDIARIES	2021	2021	2020	2021	2020
	(dollars in thousands)
TOTAL ASSETS
Quad City Bank and Trust (1)	$2,106,631	$2,059,634	$2,205,935
m2 Equipment Finance, LLC	259,543	255,338	241,452
Cedar Rapids Bank and Trust	2,019,018	1,913,761	2,012,182
Community State Bank - Ankeny	1,140,933	1,079,929	937,017
Springfield First Community Bank	880,143	850,067	803,478

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$1,797,969	$1,810,772	$1,955,360
Cedar Rapids Bank and Trust	1,526,144	1,395,721	1,399,267
Community State Bank - Ankeny	994,042	938,428	822,261
Springfield First Community Bank	605,947	608,676	592,528

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$1,636,170	$1,577,681	$1,556,798
m2 Equipment Finance, LLC	262,962	258,520	241,783
Cedar Rapids Bank and Trust	1,410,160	1,360,202	1,387,372
Community State Bank - Ankeny	834,533	786,208	683,086
Springfield First Community Bank	718,867	693,614	620,721

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	91%	87%	80%
Cedar Rapids Bank and Trust	92%	97%	99%
Community State Bank - Ankeny	84%	84%	83%
Springfield First Community Bank	119%	114%	105%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	78%	77%	71%
Cedar Rapids Bank and Trust	70%	71%	69%
Community State Bank - Ankeny	73%	73%	73%
Springfield First Community Bank	82%	82%	77%

ACL ON LOANS/LEASES AS A PERCENTAGE OF LOANS/LEASES
Quad City Bank and Trust (1)	1.88%	1.91%	1.86%
m2 Equipment Finance, LLC	3.78%	3.61%	2.53%
Cedar Rapids Bank and Trust (2)	1.85%	1.92%	2.22%
Community State Bank - Ankeny (2)	1.73%	1.69%	1.92%
Springfield First Community Bank (2)	1.30%	1.35%	1.09%

RETURN ON AVERAGE ASSETS
Quad City Bank and Trust (1)	1.66%	1.64%	0.56%	1.55%	0.81%
Cedar Rapids Bank and Trust	3.93%	2.39%	2.66%	2.95%	2.25%
Community State Bank - Ankeny	1.17%	1.16%	0.82%	1.05%	0.53%
Springfield First Community Bank	2.09%	1.77%	1.52%	1.69%	1.28%

NET INTEREST MARGIN PERCENTAGE (3)
Quad City Bank and Trust (1)	3.47%	3.30%	3.07%	3.32%	3.17%
Cedar Rapids Bank and Trust (4)	3.68%	3.60%	3.54%	3.61%	3.45%
Community State Bank - Ankeny (5)	3.78%	3.66%	4.12%	3.71%	3.94%
Springfield First Community Bank (6)	3.67%	3.54%	3.75%	3.59%	3.82%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET INTEREST MARGIN, NET
Cedar Rapids Bank and Trust	$64	$92	$217	$169	$327
Community State Bank - Ankeny	52	68	56	$437	193
Springfield First Community Bank	376	168	598	$755	1,791
QCR Holdings, Inc. (7)	(36)	(37)	(38)	$(110)	(117)

(1)	Quad City Bank and Trust figures include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements.
(2)	Prior to adoption of ASU 2016-13 "CECL", upon acquisition and per GAAP, acquired loans were recorded at market value, which eliminates the allowance and impacts this ratio. There have been no acquisitions since adopting ASU 2016-13 "CECL", which requires an allowance to be established on acquired loans.
(3)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(4)	Cedar Rapids Bank and Trust's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.66% for the quarter ended September 30, 2021, 3.67% for the quarter ended June 30, 2021 and 3.46%for the quarter ended September 30, 2020.
(5)	Community State Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.66% for the quarter ended September 30, 2021, 3.63% for the quarter ended June 30, 2021 and 4.06% for the quarter ended September 30, 2020.
(6)	Springfield First Community Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.67% for the quarter ended September 30, 2021, 3.50% for the quarter ended June 30, 2021 and 4.02% for the quarter ended September 30, 2020.
(7)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
GAAP TO NON-GAAP RECONCILIATIONS	2021	2021	2021	2020	2020
	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)
Stockholders' equity (GAAP)	$649,814	$630,476	$608,719	$593,793	$572,613
Less: Intangible assets	83,923	84,431	84,939	85,447	85,968
Tangible common equity (non-GAAP)	$565,891	$546,045	$523,780	$508,346	$486,645

Total assets (GAAP)	$6,014,508	$5,805,165	$5,645,147	$5,682,797	$5,864,560
Less: Intangible assets	83,923	84,431	84,939	85,447	85,968
Tangible assets (non-GAAP)	$5,930,585	$5,720,734	$5,560,208	$5,597,350	$5,778,592

Tangible common equity to tangible assets ratio (non-GAAP)	9.54%	9.55%	9.42%	9.08%	8.42%

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO EXCLUDING PPP LOANS (1)
Stockholder's equity (GAAP)	$649,814	$630,476	$608,719	$593,793	$572,613
Less: PPP loan interest income (post-tax) (2)	12,297	10,788	9,479	7,691	4,934
Less: Intangible assets	83,923	84,431	84,939	85,447	85,968
Tangible common equity, excluding PPP loan income (non-GAAP)	$553,594	$535,257	$514,301	$500,655	$481,711

Total assets (GAAP)	$6,014,508	$5,805,165	$5,645,147	$5,682,797	$5,864,560
Less: PPP loans	83,575	147,506	243,860	273,146	357,506
Less: Intangible assets	83,923	84,431	84,939	85,447	85,968
Tangible assets, excluding PPP loans (non-GAAP)	$5,847,010	$5,573,228	$5,316,348	$5,324,204	$5,421,086

Tangible common equity to tangible assets ratio, excluding PPP loans (non-GAAP)	9.47%	9.60%	9.67%	9.40%	8.89%

(1)	This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.

(2)	PPP interest income (post-tax) is calculated using an estimated effective tax rate of 21%.

GAAP TO NON-GAAP RECONCILIATIONS	For the Quarter Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
ADJUSTED NET INCOME (1)	2021	2021	2021	2020	2020	2021	2020

	(dollars in thousands, except per share data)
Net income (GAAP)	$31,565	$22,349	$17,982	$18,271	$17,344	$71,896	$42,311

Less non-core items (post-tax) (2):
Income:
Securities gains(losses), net	-	(69)	-	487	1,424	$(69)	$1,475
Mark to Market gains (losses) on derivatives, net	(13)	(58)	129	-	-	58	$-
Gain on sale of loan	28	-	-	-	-	28
Loss on syndicated loan	-	-	-	(210)	-	-	$-
Total non-core income (non-GAAP)	$15	$(127)	$129	$277	$1,424	$17	$1,475

Expense:
Losses on debt extinguishment, net	$-	$-	$-	$1,151	$1,480	$-	$1,936
Goodwill impairment	-	-	-	-	-	-	500
Disposition costs	-	-	7	51	152	7	495
Acquisition costs (4)	-	-	-	-	-	-	-
Separation agreement	-	-	734	-	-	734	-
Post-acquisition compensation, transition and integration costs	-	-	-	20	(25)	-	149
Loss on sale of subsidiary	-	-	-	(102)	212	-	212
Total non-core expense (non-GAAP)	$-	$-	$741	$1,119	$1,819	$741	$3,291

Adjusted net income (non-GAAP) (1)	$31,550	$22,476	$18,594	$19,113	$17,739	$72,620	$44,127

ADJUSTED EARNINGS PER COMMON SHARE (1)

Adjusted net income (non-GAAP) (from above)	$31,550	$22,476	$18,594	$19,113	$17,739	$72,620	$44,127

Weighted average common shares outstanding	15,635,123	15,813,932	15,803,643	15,775,596	15,767,152	15,829,124	15,770,335
Weighted average common and common equivalent shares outstanding	15,869,798	16,045,239	16,025,548	15,973,054	15,923,578	16,058,420	15,945,832

Adjusted earnings per common share (non-GAAP):
Basic	$2.02	$1.42	$1.18	$1.21	$1.13	$4.59	$2.80
Diluted	$1.99	$1.40	$1.16	$1.20	$1.11	$4.52	$2.77

ADJUSTED RETURN ON AVERAGE ASSETS (1)

Adjusted net income (non-GAAP) (from above)	$31,550	$22,476	$18,594	$19,113	$17,739	$72,620	$44,127

Average Assets	$5,960,336	$5,739,067	$5,668,850	$5,842,299	$5,820,555	$5,789,753	$5,524,087

Adjusted return on average assets (annualized) (non-GAAP)	2.12%	1.57%	1.31%	1.31%	1.22%	1.67%	1.07%

NET INTEREST MARGIN (TEY) (4)

Net interest income (GAAP)	$46,229	$43,516	$41,975	$43,707	$44,581	$131,720	$123,243

Plus: Tax equivalent adjustment (3)	2,708	2,444	2,267	2,631	1,942	7,411	5,587

Net interest income - tax equivalent (Non-GAAP)	$48,937	$45,960	$44,242	$46,338	$46,523	$139,131	$128,830

Less: Acquisition accounting net accretion	456	291	504	1,077	833	1,251	2,194

Adjusted net interest income	$48,481	$45,669	$43,738	$45,261	$45,690	$137,880	$126,636

Average earning assets	$5,451,571	$5,320,881	$5,218,198	$5,345,677	$5,278,298	$5,330,338	$4,998,352

Net interest margin (GAAP)	3.36%	3.28%	3.26%	3.25%	3.36%	3.30%	3.29%
Net interest margin (TEY) (Non-GAAP)	3.56%	3.46%	3.43%	3.45%	3.51%	3.49%	3.44%
Adjusted net interest margin (TEY) (Non-GAAP)	3.53%	3.44%	3.40%	3.37%	3.44%	3.46%	3.38%

EFFICIENCY RATIO (5)

Noninterest expense (GAAP)	$41,387	$35,675	$37,228	$46,364	$40,838	$114,290	$105,391

Net interest income (GAAP)	$46,229	$43,516	$41,975	$43,707	$44,581	$131,720	$123,243
Noninterest income (GAAP)	34,652	19,296	23,489	32,017	37,959	77,437	81,781
Total income	$80,881	$62,812	$65,464	$75,724	$82,540	$209,157	$205,024

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	51.17%	56.80%	56.87%	61.23%	49.48%	54.64%	51.40%

ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES TO TOTAL LOANS/LEASES, EXCLUDING PPP LOANS (6)

Allowance for credit losses on loans and leases	$80,670	$78,894	$81,831	$84,376	$79,582	$80,670	$79,582

Total loans and leases	$4,599,730	$4,417,705	$4,361,051	$4,251,129	$4,247,977	$4,599,730	$4,247,977
Less: PPP loans	83,575	147,506	243,860	273,146	357,506	83,575	357,506
Total loans and leases, excluding PPP loans	$4,516,155	$4,270,199	$4,117,191	$3,977,983	$3,890,471	$4,516,155	$3,890,471

Allowance for credit losses on loans and leases to total loans and leases, excluding PPP loans	1.79%	1.85%	1.99%	2.12%	2.05%	1.79%	2.05%

LOAN GROWTH ANNUALIZED, EXCLUDING PPP LOANS
Total loans and leases	$4,599,730	$4,417,705	$4,361,051	$4,251,129	$4,247,977	$4,599,730	$4,247,977
Less: PPP loans	83,575	147,506	243,860	273,146	357,506	83,575	357,506
Total loans and leases, excluding PPP loans	$4,516,155	$4,270,199	$4,117,191	$3,977,983	$3,890,471	$4,516,155	$3,890,471

Loan growth annualized, excluding PPP loans	23.04%	14.87%	14.00%	9.00%	11.45%	16.08%	16.28%

(1)	Adjusted net income, Adjusted net income attributable to QCR Holdings, Inc. common stockholders, Adjusted earnings per common share and Adjusted return on average assets are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.
(2)	Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 21% with the exception of goodwill impairment which is not deductible for tax and gain/loss on sale of assets and liabilities of subsidary has an estimated effective tax rate of 30.5%.
(3)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21%.
(4)	Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure. In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.
(5)	Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.
(6)	Allowance for credit losses on loans and leases to total loans and leases, excluding PPP loans is a non-GAAP measure. The Company's management utilizes this ratio to remove from the allowance calculation the impact of PPP loans which are fully guaranteed by the federal government and for which these loans have no allowance for loan and lease loss allocation.